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                                                                     EXHIBIT 5.1


                        [LETTERHEAD OF CROWE & DUNLEVY]




                               February 14, 2000



Canaan Energy Corporation
119 N. Robinson, Suite 600
Oklahoma City, OK 73102


Gentlemen:


          We have acted as counsel to Canaan Energy Corporation ("Company") in connection with registration under the Securities Act of 1933 as amended ("Act") of 5,000,000 shares of common stock, par value $0.10 per share ("Common Stock") of the Company to be issued and sold in connection with the proposed Plan of Combination among the Company, Indian Oil Company, Canaan Securities, Inc., certain affiliated partnerships of the Company and various other parties.

          A Registration Statement under the Act with respect to the 5,000,000 shares of common stock is being filed with the Securities and Exchange Commission on or about February 14, 2000.

          We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records and other instruments as we have deemed necessary to express the opinion hereinafter set forth. Based on the foregoing comment, it is our opinion that the 5,000,000 authorized but unissued shares of Common Stock of the Company to be issued in the manner described in the Registration Statement will, upon issuance thereof in exchange for the consideration described in the Plan of Combination be validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the above mentioned Registration Statement and for the use of our name in such Registration Statement and the Prospectus/Proxy included therein under the heading "Legal Matters".

                              Respectfully submitted,

                              CROWE & DUNLEVY,
                              A Professional Corporation



                              By: /s/ Michael M. Stewart
                                  ----------------------
                                     Michael M. Stewart
MMS:jh